EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (on Form S-8) pertaining to the registration of 3,500,000 shares under the 2000 Trek Resources, Inc. Stock Option Plan of our report dated November 16, 2001, with respect to the financial statements of Trek Resources, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
January 3, 2002